CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 26, 2012, on the financial statements of MainGate Trust, comprising MainGate MLP Fund, as of November 30, 2011 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the MainGate Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
March 26, 2012